EXHIBIT 23.1

                       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 29, 2003, which appears on page 40 of the annual report on Form 10-K of Fonar Corporation and Subsidiaries for the year ended June 30, 2003 and to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Marcum & Kliegman LLP
Marcum & Kliegman LLP

New York, New York
October 2, 2003